Exhibit 99.1

Press Release

December 16, 2005

6714 Pointe Inverness Way, Suite 200

Fort Wayne, IN  46804-7932

260.459.3553 Phone

260.969.3590 Fax

www.steeldynamics.com

Steel Dynamics Revises Fourth Quarter Outlook

FORT WAYNE, INDIANA, December 16, 2005– Steel Dynamics, Inc. (NASDAQ: STLD) today announced that it anticipates stronger fourth quarter results than it previously expected.

The Company now expects fourth quarter 2005 earnings per diluted share to be in the range of $1.20 to $1.25. The improvement in expected earnings has been driven by improved margins and a strong operating performance by the Flat Roll Division, increased demand in the non-residential construction market which has positively impacted both the Structural and Rail Division and New Millennium Building Systems’ performance, and greater than anticipated shipments at the Company’s Bar Products Division.

“We are entering the first quarter with strong backlogs for our flat-rolled and structural products and believe that service center inventories are now at reasonable levels,” said Keith Busse, President and CEO of Steel Dynamics.  “We will begin operating our new bar finishing facility in the first quarter of 2006 which we believe will drive continued improvement in shipments for our Bar Products Division in the new year.”

Additional Information

In connection with the recently announced merger of Steel Dynamics, Inc. (“SDI”) and Roanoke Electric Steel Corporation (“Roanoke”), SDI intends to file a registration statement on Form S-4, and SDI and Roanoke intend to file a related proxy statement/prospectus, in connection with the merger transaction involving SDI and Roanoke. Investors and security holders are urged to read the registration statement on Form S-4 and the related proxy statement/prospectus when they become available because they will contain important information about the merger transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SDI by contacting SDI Investor Relations at (260) 459-3553. Investors and security holders may obtain free copies of the documents filed with the SEC by Roanoke by contacting Roanoke Investor Relations at (540) 342-1831.

Roanoke, SDI and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Roanoke in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the registration statement of SDI and proxy statement/prospectus of SDI and Roanoke described above. Additional information regarding the directors and executive officers of SDI is also included in the SDI proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2005. Additional information regarding the directors and executive officers of Roanoke is also included in Roanoke’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on December 21, 2004.  These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at SDI and Roanoke as described above.

Contact:	Gary Heasley, Vice President of Finance & CFO, (260) 969-3555 or fax (260) 969-3592
gary.heasley@steeldynamics.com

Forward Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel marketplace, Steel Dynamics’ revenue growth, costs of raw materials, future profitability, and the operation of new or existing facilities. These statements are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Such predictive statements are not guarantees of future performance, and actual results could differ materially from our current expectations.

We refer you to SDI’s detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K and in other reports which we from time to time file with the Securities and Exchange Commission, available publicly on the SEC Web site, www.sec.gov, and on the Steel Dynamics Web site, www.steeldynamics.com